Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION—NOBLE CORPORATION—MERGER

The following unaudited pro forma condensed combined financial information (the “Pro Forma Financial Information”) of Noble Corporation (“Noble”) reflects the impact of the following completed transactions on the historical financial statements of Noble.

•

Business Combination: On March 25, 2021, Noble entered into the Agreement and Plan of Merger (“Merger Agreement”) with Duke Merger Sub, LLC, a wholly-owned subsidiary of Noble (“Merger Sub”), and Pacific Drilling Company LLC (“Pacific”), providing for the merger of Merger Sub with and into Pacific (the “Pacific Merger” or “Acquisition”). The business combination closed on April 15, 2021. Refer to Note 2 of the Pro Forma Financial Information for the terms of the agreement and purchase price consideration provided in connection with the business combination.

•

Noble Reorganization: On February 5, 2021, Noble successfully consummated its plan of reorganization (the “Noble Plan”) and emerged from bankruptcy reorganization under Chapter 11 of the United States Bankruptcy Code (“Chapter 11”). Refer to Note 4 for the pro forma adjustments for the six months ended June 30, 2021 and to Note 5 for the pro forma adjustments for the twelve months ended December 31, 2020 related to Noble’s reorganization.

•	Pacific Reorganization: On December 31, 2020, Pacific successfully consummated its plan of reorganization and emerged from bankruptcy reorganization under Chapter 11.

The Pro Forma Financial Information of Noble is presented assuming the business combination had occurred on January 1, 2020 for the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 and for the twelve months ended December 31, 2020. The unaudited pro forma condensed combined statement of operations of Noble for the twelve-month period ended December 31, 2020 and for the six-month period ended June 30, 2021 also reflects the Noble Reorganization and Pacific Reorganization as if these transactions occurred on January 1, 2020.

The Pro Forma Financial Information does not represent what the actual consolidated results of operations of Noble would have been had Noble and Pacific emerged from bankruptcy and the Pacific Merger occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations. The assumptions underlying the pro forma adjustments are described in the accompanying notes to these unaudited pro forma condensed combined statements of operations. Adjustments are based on available information and certain assumptions that Noble believes are reasonable and supportable.

Noble is executing a plan to integrate the operations of Pacific. In connection with the plan, management anticipates that certain non-recurring charges, such as operational relocation expenses, employee severance costs, field equipment upgrading and standardization, product rebranding and consulting expenses, will be incurred in connection with this integration. Management cannot identify the timing, nature and amount of such charges as of the date of this filing. However, any such charge could affect the future results of the post-acquisition company in the period in which such charges are incurred. The Pro Forma Financial Information does not include the effects of the costs or savings associated with any restructuring or other integration activities resulting from the Pacific Merger, except as incurred in the historical financial information; however, management’s estimates of certain net costs savings to be realized following closing of the Acquisition are presented in Note 6 of the Pro Forma Financial Information.

The Pro Forma Financial Information should be read in conjunction with the following:

•	The Noble consolidated financial statements and notes included in the Noble 2020 Form 10-K.

•	The Noble condensed consolidated financial statements and notes included in the Noble June 30, 2021 Form 10-Q.

•	The Pacific consolidated financial statements and notes included in the Noble Form 8-K/A filed with the SEC on June 23, 2021.

•	The Pacific condensed consolidated financial statements and notes included in the Noble Form 8-K/A filed with the SEC on June 23, 2021.

None of Pacific or its subsidiaries are guarantors and none of their assets secure the Revolving Credit Facility or the Notes (each as defined herein).

NOBLE CORPORATION

Unaudited Pro Forma Condensed Combined Statement of Operations

Six Months Ended June 30, 2021

(Unless otherwise indicated, dollar and share amounts are in thousands)

	Pro Forma Noble (Note 4)	Pacific Successor Historical From January 1, 2021 through April 15, 2021	Pro Forma		Pro Forma Noble Combined
			Transaction Accounting Adjustments
Operating revenues
Contract drilling services	$353,367	$30,893	$—		$384,260
Reimbursables and other	30,680	1,791	—		32,471

	384,047	32,684	—		416,731

Operating costs and expense
Contract drilling services	316,186	43,586	2,108	(a)	361,880
Reimbursables	27,852	1,090	—		28,942
Depreciation and amortization	49,082	12,026	(7,656	) (b)	53,452
General and administrative	39,487	25,441	—		64,928
Merger and integration costs	8,753	—	—		8,753

	441,360	82,143	(5,548)		517,955

Operating income (loss)	(57,313)	(49,459)	5,548		(101,224)
Other income (expense)
Interest expense, net of amounts capitalized	(18,505)	(371)	371	(c)	(18,505)
Gain on bargain purchase	64,479	—	(64,479	) (h)	—
Interest income and other, net	6,916	(25)	—		6,891
Gain (loss) on extinguishment of debt, net	—	(2,664)	—		(2,664)

Income (loss) before income taxes	(4,423)	(52,519)	(58,560)		(115,502)
Income tax benefit (provision)	6,930	(263)	(8	) (e)	6,659

Net income (loss)	$2,507	$(52,782)	$(58,568)		$(108,843)

Basic net income (loss) per share	$0.05				$(1.63)
Diluted net income (loss) per share	$0.05				$(1.63)
Weighted average shares outstanding
Basic	50,000		16,600	(d)	66,600
Diluted	50,000		16,600	(d)	66,600

NOBLE CORPORATION

Unaudited Pro Forma Condensed Combined Statement of Operations

Year Ended December 31, 2020

(Unless otherwise indicated, dollar and share amounts are in thousands)

			Pro Forma
	Pro Forma Noble (Note 5)	Pacific Predecessor Historical	Transaction Accounting Adjustments		Pacific Reorganization Adjustments			Pro Forma Noble Combined
Operating revenues
Contract drilling services	$850,863	$181,368	$—		$—			$1,032,231
Reimbursables and other	55,036	16,569	—		—			71,605

	905,899	197,937	—		—			1,103,836

Operating costs and expense
Contract drilling services	571,195	226,611	(2,147	) (a)(f)	—			795,659
Reimbursables	48,188	12,529	—		—			60,717
Depreciation and amortization	94,968	110,567	(95,333	) (b)	—			110,202
General and administrative	125,716	46,161	(7,322	) (f)	—			164,555
Pre-petition charges	14,409	21,219	—		—			35,628
Loss on impairment	3,915,408	—	—		—			3,915,408

	4,769,884	417,087	(104,802)		—			5,082,169

Operating income (loss)	(3,863,985)	(219,150)	104,802		—			(3,978,333)
Other income (expense)
Interest expense, net of amounts capitalized	(36,618)	(87,642)	87,642	(c)	—			(36,618)
Gain (loss) on extinguishment of debt, net	17,254	(1,000)	—		—			16,254
Interest income and other, net	9,012	5,592	—		—			14,604
Reorganization items, net	—	(767,049)	—		767,049	(g	)	—
Gain on bargain purchase	—	—	64,479	(h)	—			64,479

Income (loss) before income taxes	(3,876,337)	(1,069,249)	256,923		767,049			(3,921,614)

Income tax benefit (provision)	260,308	(8,367)	(2,574) (e)		—			249,367

Net income (loss)	$(3,616,029)	$(1,077,616)	$254,349		$767,049			$(3,672,247)

Basic net income (loss) per share	$(72.32)							$(55.14)
Diluted net income (loss) per share	$(72.32)							$(55.14)
Weighted average shares outstanding
Basic	50,000		16,600	(d)				66,600
Diluted	50,000		16,600	(d)				66,600

NOBLE CORPORATION

Notes to Pro Forma Unaudited Condensed Combined Financial Information

(Unless otherwise indicated, dollar and share amounts are in thousands)

Note 1. Basis of Presentation

The Pro Forma Financial Information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses,” which was adopted in May 2020 and became effective on January 1, 2021. The pro forma adjustments include transaction accounting adjustments, which reflect the application of required accounting for the business combination, Noble Reorganization, and Pacific Reorganization. Management adjustments, which depict synergies and dis-synergies of the acquisition, are presented in the notes herein.

The accompanying unaudited pro forma condensed combined statements of operations and explanatory notes reflect the business combination, Noble Reorganization, and Pacific Reorganization transaction as follows:

•

The unaudited pro forma condensed combined statement of operations of Noble for the six months ended June 30, 2021 includes the effects of the business combination and Noble Reorganization as if they had occurred on January 1, 2020.

•

Refer to Note 4 that presents the standalone pro forma effects of Noble as if the Noble Reorganization occurred on January 1, 2020. The results of which are included on an as-adjusted basis in the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021.

•

No pro forma adjustments were made for the Pacific Reorganization because the effects of the transaction were fully reflected in the historical statements of operations of Pacific for the six months ended June 30, 2021.

•

No pro forma adjustments were made for certain acquisition-related costs reflected in the historical statements of operations for the six months ended June 30, 2021. Cost incurred by Pacific included (i) $7.1 million of legal and professional fees; (ii) $8.7 million of severance expense primarily for certain executive officers in accordance with their employment agreements which included double-trigger provisions for these benefits upon a change of control and termination; and (iii) $1.5 million related to accelerated vesting of prepaid retention awards for certain executive officers. Additionally, Pacific entered into a new credit facility on December 30, 2020. This facility was terminated when change of control provisions within the debt agreement were triggered in connection with Acquisition and Pacific incurred a $2.7 million loss on the extinguishment of that facility. Noble incurred $6.7 million consisting of primarily legal and professional fees. These costs will not affect Noble’s income statement beyond 12 months after the acquisition date.

•

The unaudited pro forma condensed combined statement of operations of Noble for the twelve months ended December 31, 2020 includes the effects of the business combination, Noble Reorganization, and Pacific Reorganization as if they had occurred on January 1, 2020.

•

Refer to Note 5 that presents the standalone pro forma effects of Noble as if the Noble Reorganization occurred on January 1, 2020. The results of which are included on an as-adjusted basis in the unaudited pro forma condensed combined statement of operations for the twelve months ended December 31, 2020.

•

The pro forma adjustments for the twelve months ended December 31, 2020 related to the business combination and the Pacific Reorganization are included within Transaction Accounting Adjustments in the unaudited pro forma condensed combined statement of operations for the twelve months ended December 31, 2020.

Note 2. Consideration and Purchase Price Allocation

Purchase Price Consideration

The Merger Agreement provides that Merger Sub will merge with and into Pacific, with Pacific continuing as the surviving company and a wholly owned subsidiary of Noble. Under the terms of the Merger Agreement, each membership interest in Pacific was converted into the right to receive 6.366 Ordinary Shares of Noble (“Ordinary Shares”) and each of Pacific’s warrants outstanding immediately prior to the effective time of the Merger was converted into the right to receive 1.553 Ordinary Shares. In total, 16.6 million Ordinary Shares were exchanged in connection with the Merger at an estimated value of $21.55 per share, resulting in an aggregate consideration paid by Noble to Pacific of $357.7 million. The following table presents the calculation of preliminary purchase price consideration (in thousands, except ratios and per unit prices):

	Pacific Units Outstanding		Exchange Ratio	Noble Converted Shares	Per Share Price	Purchase Price Consideration
Pacific membership interest outstanding	2,500	X	6.366	15,915	21.55	342,903
Pacific warrants outstanding	441	X	1.553	685	21.55	14,759

Total	2,941			16,600		357,662

Allocation of Purchase Price Consideration to Asset Acquired and Liabilities Assumed

The purchase price consideration applied in the Pro Forma Financial Information is preliminary and subject to certain post-closing purchase price adjustments as provided in the Merger Agreement (estimates of which are included in the table above). Furthermore, the allocation of the consideration is preliminary and pending finalization of various estimates, inputs and analyses used in the valuation assessment of the specifically identifiable tangible and intangible assets acquired. Since the Pro Forma Financial Information has been prepared based on preliminary estimates of consideration and fair values attributable to the Acquisition, the actual amounts eventually recorded in accordance with the acquisition method of accounting may differ materially from the information presented.

The acquisition method of accounting for business combinations was used in accordance with ASC 805, Business Combinations, with Noble treated as the accounting acquirer of Pacific. ASC 805 requires, among other things, that the assets acquired and liabilities assumed in a business combination be recognized at their fair values as of the acquisition date. Any excess fair value of the assets acquired and liabilities assumed beyond the consideration transferred or paid in a business combination should be identified as a bargain purchase gain. Management’s estimate is that the fair value of the net assets and liabilities acquired is greater than the purchase price. The fair value allocated to the acquired assets and assumed liabilities in excess of the purchase price was recognized a bargain purchase gain on the pro forma condensed combined statement of operations for the year ended December 31, 2020.

The preliminary allocation of the purchase price consideration is as follows:

Estimated fair value
Total current assets	$88,093
Property and equipment, net	346,167
Assets held for sale	30,063
Other noncurrent assets	2,631

Total assets acquired	466,954

Total current liabilities	39,582
Deferred income taxes	798

Estimated fair value
Other liabilities	4,433

Total liabilities assumed	44,813

Net Assets acquired	$422,141

Gain on bargain purchase	64,479

Purchase price consideration	$357,662

Note 3. Business Combination Transaction Accounting Adjustments

Condensed Combined Statements of Operations

(a)	Contract drilling services

Noble has an accounting policy to expense costs for materials and supplies as received or deployed to the drilling units, while Pacific’s historical policy was to carry inventory at average cost and recognize them in earnings upon consumption. Adjustment reflects the change in contract drilling services expense related to Pacific’s materials and supplies inventory during the six months ended June 30, 2021 and twelve months ended December 31, 2020 to align with Noble’s treatment of such costs.

(b)	Depreciation and amortization

For the six months ended June 30, 2021, reflects the replacement of historical depreciation expense by the pro forma depreciation expense based on the estimated fair value of Pacific’s property and equipment upon the Acquisition. For pro forma purposes it is assumed that the Acquisition occurred on January 1, 2020. The pro forma adjustment to depreciation expense for the six months ended June 30, 2021 was calculated as follows:

Removal of historical depreciation expense	$(12,026)
Pro forma depreciation expense	4,370

Pro forma adjustment for depreciation and amortization	$(7,656)

For the twelve months ended December 31, 2020, reflects the pro forma decrease in depreciation expense recorded at the predecessor entity of Pacific based on new preliminary asset values as a result of adopting fresh start accounting. This adjustment also reflects the decrease in depreciation expense based on the estimated fair value of Pacific’s property and equipment upon the Acquisition. For pro forma purposes it is assumed that Pacific’s emergence from bankruptcy and the Acquisition both occurred on January 1, 2020. The pro forma adjustment to depreciation expense for the twelve months ended December 31, 2020 was calculated as follows:

Removal of historical depreciation expense	$(110,567)
Pro forma depreciation expense	15,234

Pro forma adjustment for depreciation and amortization	$(95,333)

Drilling equipment and facilities are depreciated using the straight-line method over their estimated useful lives as of the date placed in service or date of major refurbishment. Estimated useful lives of our drilling equipment range from three to thirty years. Other property and equipment is depreciated using the straight-line method over useful lives ranging from two to forty years.

(c)	Interest expense

For the six months ended June 30, 2021, reflects the elimination of interest expense recorded at the successor entity of Pacific which was associated with the new senior secured delayed draw term loan facility entered into on December 31, 2020. In connection with the Merger Agreement, the facility was terminated, and the related interest expense removed from the unaudited pro forma condensed combined statements of operations. For the twelve months ended December 31, 2020, adjustment reflects the elimination of interest expense recorded at the predecessor entity of Pacific, as the underlying debt was terminated upon Pacific’s emergence from bankruptcy.

(d)	Weighted average shares outstanding

The Pro forma weighted average shares are calculated as follows:

	Six Months Ended June 30, 2021	Twelve Months Ended December 31, 2020
Basic:
Noble shares issued on the Effective Date	50,000	50,000
Noble incremental shares issued for business combination	16,600	16,600

Pro forma weighted average shares	66,600	66,600

Diluted:
Noble shares issued on the Effective Date	50,000	50,000
Noble incremental shares issued for business combination	16,600	16,600

Pro forma weighted average shares	66,600	66,600

(e)	Income Tax

Reflects the pro forma adjustment to tax expense. The income tax impact was calculated by applying the appropriate statutory tax rates of the respective tax jurisdictions to which the pro forma adjustments relate.

(f)	Stock based compensation

Reflects the elimination of stock based compensation expense recorded in the predecessor entity of Pacific, as the underlying awards previously issued were cancelled prior to Pacific’s emergence from bankruptcy on December 31, 2020 and replacement equity awards were not issued. For pro forma purposes it is assumed that the Acquisition occurred on January 1, 2020. Stock based compensation expense of $7.3 million and $2.0 million were recognized as General and administrative expense and Contract drilling services expense in the pro forma condensed combined statement of operations prior to elimination for the year ended December 31, 2020, respectively, for a total of $9.3 million.

(g)	Reorganization items

Reflects the removal of Reorganization items within the predecessor period of Pacific. All expenses are directly related to the Pacific Reorganization.

(h)	Bargain purchase gain

For the six months ended June 30, 2021, reflects the elimination of the bargain purchase gain due to the fair value of the net assets and liabilities acquired being greater than the purchase price. The purchase price has been allocated to the purchased assets and assumed liabilities at fair values as determined by management. The remaining $64.5 million of allocated fair value in excess of the purchase price was recognized as a bargain purchase gain on the pro forma condensed combined statement of operations for the year ended December 31, 2020.

Note 4. Noble Reorganization Pro Forma Statement of Operations for the Six Months Ended June 30, 2021

NOBLE CORPORATION AND SUBSIDIARIES

Pro Forma Unaudited Condensed Consolidated Statement of Operations

(Unless otherwise indicated, dollar and outstanding share amounts are in thousands)

Six Months Ended June 30, 2021

(Unaudited)

				Transaction Accounting Adjustments					Transaction Accounting Adjustments
	Predecessor Historical Period From January 1, 2021 through February 5, 2021	Successor Historical Period From February 6, 2021 through June 30, 2021	Six Months Ended June 30, 2021	Reorganization Adjustments		Fresh Start Adjustments		Pro Forma (including Reorganization items, net)	Removal of Reorganization items, net	Pro Forma Noble
Operating revenues
Contract drilling services	$74,051	$284,526	$358,577	$—		$(5,210	) (k)	$353,367	$—	$353,367
Reimbursables and other	3,430	27,250	30,680	—		—		30,680		30,680

	77,481	311,776	389,257	—		(5,210)		384,047	—	384,047

Operating costs and expense
Contract drilling services (expense)	46,965	268,301	315,266	920	(i)	—		316,186	—	316,186
Reimbursables	2,737	25,115	27,852	—		—		27,852	—	27,852
Depreciation and amortization	20,622	39,583	60,205	—		(11,123	) (l)	49,082	—	49,082
General and administrative	5,727	32,957	38,684	803	(i)	—		39,487	—	39,487
Merger and integration costs	—	8,753	8,753	—		—		8,753	—	8,753

	76,051	374,709	450,760	1,723		(11,123)		441,360	—	441,360

Operating income (loss)	1,430	(62,933)	(61,503)	(1,723)		5,913		(57,313)	—	(57,313)
Other income (expense)
Interest expense, net of amounts capitalized	(229)	(14,758)	(14,987)	(3,518	) (j)	—		(18,505)	—	(18,505)
Gain on bargain purchase	—	64,479	64,479	—		—		64,479	—	64,479
Interest income and other, net	399	6,517	6,916	—		—		6,916	—	6,916
Reorganization items, net	252,051	—	252,051	—		—		252,051	(252,051)	—

Income (loss) before income taxes	253,651	(6,695)	246,956	(5,241)		5,913		247,628	(252,051)	(4,423)
Income tax benefit (provision)	(3,423)	8,906	5,483	353	(m)	1,094	(m)	6,930		6,930

Net income (loss)	$250,228	$2,211	$252,439	$(4,888)		$7,007		$254,558	$(252,051)	$2,507

Basic net income (loss) per share	$1.00	$0.04								$0.05
Diluted net income (loss) per share	$0.98	$0.04								$0.05
Weighted average shares outstanding
Basic	251,115	58,816								50,000
Diluted	256,571	62,099								50,000

Pro Forma Adjustments to the Unaudited Pro Forma Condensed Consolidated Statement of Operations

Reorganization Adjustments

(i)	Stock based compensation

Reflects an increase in stock-based compensation expense based on the new awards issued.

(j)	Interest Expense

The adjustment reflects change of interest expense as a result of the Noble Plan. The Noble Plan provides for the repayment and settlement of Predecessor’s 2017 Credit Facility and senior notes. Upon emergence, we entered into a senior secured revolving credit agreement (the “Revolving Credit Agreement”) that provides for a $675.0 million senior secured revolving credit facility (with a $67.5 million sublimit for the issuance of letters of credit thereunder) and issued our senior secured second lien notes (the “Notes”) with an interest rate of LIBOR + 4.75% and 11% payable semi-annually, respectively. The pro forma adjustments to interest expense was calculated as follows:

Six Months Ended June 30, 2021
Reversal of Predecessor interest expense	$(229)
Pro forma interest on the Successor Revolving Credit Facility and Notes	3,505
Amortization of Successor deferred financing costs	242

Pro forma adjustment for interest expense	$3,518

Assuming an increase in interest rates on the Revolving Credit Agreement and Notes of 1/8%, pro forma interest would increase by $0.1 million.

Fresh Start Adjustments

(k)	Amortization of favorable contract

Adjustment reflects the amortization of favorable contracts with customers as a result of adopting fresh start accounting. The remaining useful life of the favorable contracts range between 1-3 years.

(l)	Depreciation and amortization

Reflects the pro forma decrease in depreciation expense based on new preliminary asset values as a result of adopting fresh start accounting. The pro forma adjustment to depreciation expense was calculated as follows:

Six Months Ended June 30, 2021
Removal of Predecessor depreciation expense	$(20,622)
Pro forma depreciation expense	9,499

Pro forma adjustment for depreciation and amortization	$(11,123)

Drilling equipment and facilities are depreciated using the straight-line method over their estimated useful lives as of the date placed in service or date of major refurbishment. Estimated useful lives of our drilling equipment range from three to thirty years. Other property and equipment is depreciated using the straight-line method over useful lives ranging from two to forty years.

(m)	Income Tax

Reflects the pro forma adjustment to tax expense as a result of reorganization adjustments and adopting fresh start accounting. The income tax impact was calculated by applying the appropriate statutory tax rate of the respective tax jurisdictions to which the pro forma adjustments relate, and which are reasonably expected to occur.

Note 5. Noble Reorganization Pro Forma Statement of Operations for the Twelve Months Ended December 31, 2020

NOBLE CORPORATION AND SUBSIDIARIES

Pro Forma Unaudited Condensed Consolidated Statement of Operations

(Unless otherwise indicated, dollar and outstanding share amounts are in thousands)

Year Ended December 31, 2020

(Unaudited)

		Transaction Accounting Adjustments					Transaction Accounting Adjustments
	Historical	Reorganization Adjustments		Fresh Start Adjustments		Pro Forma (including reorganization items, net)	Removal of Reorganization items, net	Pro Forma
Operating revenues
Contract drilling services	$909,236	$—		$(58,373	) (r)	$850,863	$—	$850,863
Reimbursables and other	55,036	—		—		55,036	—	55,036

	964,272	—		(58,373)		905,899	—	905,899

Operating costs and expense
Contract drilling services	567,487	3,708	(n)(q)	—		571,195	—	571,195
Reimbursables	48,188	—		—		48,188	—	48,188
Depreciation and amortization	374,129	—		(279,161	) (s)	94,968	—	94,968
General and administrative	121,196	4,520	(n)	—		125,716	—	125,716
Pre-petition charges	14,409	—		—		14,409	—	14,409
Loss on impairment	3,915,408	—		—		3,915,408	—	3,915,408

	5,040,817	8,228		(279,161)		4,769,884	—	4,769,884

Operating income (loss)	(4,076,545)	(8,228)		220,788		(3,863,985)	—	(3,863,985)
Other income (expense)
Interest expense, net of amounts capitalized	(164,653)	126,035	(o)	—		(38,618)	—	(38,618)
Gain on extinguishment of debt, net	17,254	—		—		17,254	—	17,254
Interest income and other, net	9,012	—		—		9,012	—	9,012
Reorganization items, net	(23,930)	2,590,514	(p)	(2,312,902	) (u)	253,682	(253,682)	—

Income (loss) before income taxes	(4,238,862)	2,708,321		(2,092,114)		(3,622,655)	(253,682)	(3,876,337)
Income tax benefit (provision)	260,403	17,281	(t)	(17,376	) (t)	260,308	—	260,308

Net income (loss)	$(3,978,459)	$2,725,602		$(2,109,490)		$(3,362,347)	(253,682)	$(3,616,029)

Basic net loss per share	$(15.86)							$(72.32)
Diluted net loss per share	$(15.86)							$(72.32)
Weighted average shares outstanding
Basic	250,792							50,000
Diluted	250,792							50,000

Pro Forma Adjustments to the Unaudited Pro Forma Condensed Consolidated Statement of Operations, Twelve Months Ended December 31, 2020

Reorganization Adjustments

(n)	Stock based compensation

Reflects an increase in stock-based compensation expense based on the new awards issued.

(o)	Interest Expense

The adjustment reflects change of interest expense as a result of the Plan. The Plan provides for the repayment and settlement of Predecessor’s 2017 Credit Facility and senior notes. Upon emergence, we entered into the Revolving Credit Facility and issued Notes with interest rate of LIBOR + 4.75% and 11% payable semi-annually, respectively. The pro forma adjustments to interest expense was calculated as follows:

Interest Expense

Reversal of Predecessor interest expense including amortization of deferred financing costs	$(164,421)
Pro forma interest on the Successor Revolving Credit Facility and Notes	35,497
Amortization of Successor deferred financing costs	2,889

Pro forma adjustment for interest expense	$(126,035)

Assuming an increase in interest rates on the Revolving Credit Facility and the Notes of 1/8%, pro forma interest would increase by $0.5 million.

(p)	Reorganization Items, net

The adjustment represents the estimated remaining costs that were directly attributable to the Chapter 11 reorganization including the following:

Reorganization Items, net
Acceleration of unrecognized Predecessor share-based compensation	$(18,546)
Gain on settlement of liabilities subject to compromise	2,609,060

Pro forma adjustment to reorganization items, net	$2,590,514

(q)	Includes $600 thousand related to the rejection of an executory contract per the Plan.

Fresh Start Adjustments

(r)	Revenue

Adjustment reflects the amortization of favorable contracts with customers as a result of adopting fresh start accounting. The remaining useful life of the favorable contracts range between 1-3 years.

(s)	Depreciation and amortization

Reflects the pro forma decrease in depreciation expense based on new asset values as a result of adopting fresh start accounting. The pro forma adjustment to depreciation expense was calculated as follows:

Depreciation and amortization

Removal of Predecessor depreciation expense	$(374,129)
Pro forma depreciation expense	94,968

Pro forma adjustment for depreciation and amortization	$(279,161)

Drilling equipment and facilities are depreciated using the straight-line method over their estimated useful lives as of the date placed in service or date of major refurbishment. Estimated useful lives of our drilling equipment range from three to thirty years. Other property and equipment is depreciated using the straight-line method over useful lives ranging from two to forty years.

(t)	Income Tax

Reflects the pro forma adjustment to tax expense as a result of reorganization adjustments and adopting fresh start accounting. The income tax impact was calculated by applying the appropriate statutory tax rate of the respective tax jurisdictions to which the pro forma adjustments relate, and which are reasonably expected to occur.

(u)	Impact of Fresh Start Accounting

Reflects the cumulative impact of fresh start accounting adjustments, excluding tax impacts.

Note 6. Reclassification of Pacific’s Historical Financial Statements

The following reclassifications were made as a result of the Acquisition to conform Pacific’s historical financial information to Noble’s presentation:

Statement of Operations for the Six Months Ended June 30, 2021

(in thousands)

Financial Statement Line Item	Pacific Historical Presentation	Pacific Historical as Presented
Contract drilling services	$1,791	$—
Reimbursables and other	—	1,791
Operating expense	44,959	—
Contract drilling services (expense)	—	43,586
Reimbursables	—	1,090
Depreciation and amortization	—	283
Other expense	(25)	—
Interest income and other, net	—	(25)

Statement of Operations for the Twelve Months Ended December 31, 2020

(in thousands)

Financial Statement Line Item	Pacific Historical Presentation	Pacific Historical as Presented
Contract drilling services	$16,569	$—
Reimbursables and other	—	16,569
Operating expense	242,214	—
Contract drilling services (expense)	—	226,611
Reimbursables	—	12,529
Depreciation and amortization	—	3,074
Other expense	(423)	—
Interest income and other, net	—	(423)
Write-off of deferred financing costs	4,448	—
Interest income and other, net	—	4,448

Note 7. Management Adjustments

Management expects the post-acquisition company will realize certain cost savings as compared to the historical combined costs of Noble and Pacific operating independently. Such cost savings result from the elimination of duplicate costs and are not reflected in the unaudited pro forma condensed combined statements of operations. The unaudited pro forma condensed combined statements of operations also do not reflect the way the post-acquisition company will be integrated and managed prospectively.

Management estimates that, had the Pacific Merger been completed as of January 1, 2020, annual expenses of approximately $30 million as reflected in the historical results of operations for Pacific would not have been incurred. These expenses relate primarily to IT, finance, management and other services. The following tables present the estimated effects on the pro forma condensed combined statements of operations from elimination of the identified corporate level expenses. In order to achieve these expected savings, management expects to incur certain costs to achieve, including but not limited to severance expenses and other integration costs. Such costs to achieve are not expected to recur in any period beyond twelve months from the close of the Pacific Merger.

The adjustments shown below include those that management deemed necessary for a fair statement of the Pro Forma Information presented. The adjustments include forward-looking information that is subject to the safe harbor protections of the Securities Exchange Act of 1934, and actual results could differ materially from what is presented below as efforts to integrate Pacific’s operations into Noble progress.

Six Months Ended June 30, 2021

	Net loss	Basic and diluted earnings per share	Weighted average shares basic and diluted
Pro Forma Combined	$(108,843)	$(1.63)	66,600
Management Adjustments
Cost savings	15,000
Tax effect	94

Pro Foma Combined after management adjustments	$(93,749)	$(1.41)	66,600

Year Ended December 31, 2020

	Net loss	Basic and diluted earnings per share	Weighted average shares
Pro Forma Combined	$(3,672,247)	$(55.14)	66,600
Management Adjustments
Cost savings	30,000
Costs to achieve	(12,483)
Tax effect	189

Pro Foma Combined after management adjustments	$(3,654,541)	$(54.87)	66,600